EXHIBIT 99.1

FOR IMMEDIATE RELEASE

iVillage Reports Record Net Income
for Both Fourth Quarter and Full Year 2004

iVillage.com Revenues Grew 40% for the Fourth Quarter 2004
Compared to Fourth Quarter 2003 Revenues

NEW YORK – February 9, 2005 –iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM,a leading women’s media company and the number one women’s community online, today announced financial results for the fourth quarter and full-year ended December 31, 2004.

Fourth quarter 2004 revenues were $18.2 million compared to revenues of $15.9 million for the same period one year ago. Net income for the fourth quarter was a record $2.4 million, or $0.03 per share, compared to net income of $0.3 million, or $0.01 per share, for the fourth quarter 2003. Earnings per share tripled on a year-over-year basis.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)1 of $3.2 million for the fourth quarter 2004, which compares to an EBITDA of $1.3 million for the fourth quarter 2003.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc. said, “Having posted our first profitable year and exiting the year with a solid cash position, we are poised for the exciting growth in the online advertising sector that faces us in 2005. Our bold new design is already a hit with advertisers and preliminary traffic numbers show that it is a hit with consumers as well. With the completion of a successful year and all of our initiatives underway, iVillage stands to be one of the hottest properties on Madison Avenue in 2005 and well-positioned to prosper in the marketplace.”

iVillage reported revenues of $66.9 million for fiscal year 2004, compared to revenues of $55.2 million for fiscal year 2003. For fiscal year 2004, iVillage reported net income of $2.7 million or $0.04 per share. This compares to a net loss for fiscal year 2003 of $27.1 million, or ($0.49) per share, which included $14.1 million in non-recurring cash and non-cash expenses related to the abandonment and renegotiation of leased real estate resulting in a write-off of certain fixed assets and an impairment of goodwill, intangibles, and fixed assets. Excluding these charges, net loss for fiscal year 2003 was $13.0 million, or ($0.23) per share.

For fiscal year 2004, iVillage reported an EBITDA of $7.8 million, which compares to an EBITDA loss of $16.0 million for fiscal year 2003, which included $10.1 million in charges related to a lease renegotiation and operations restructuring. Excluding these charges, iVillage reported an EBITDA loss of $5.9 million for fiscal year 2003.

At the end of the fourth quarter 2004, iVillage had $83.0 million in cash and cash equivalents on its balance sheet and no debt.

First Quarter and Fiscal Year 2005 Business Outlook

For the first quarter 2005 iVillage expects to report revenues between $18.2 million and $18.6 million, or up to an approximate 20% increase over first quarter 2004 revenues. The Company expects to report EBITDA of $1.2 million to $1.6 million for the first quarter 2005, or up to an approximate 129% increase over first quarter 2004 EBITDA. Additionally, the Company expects to continue to generate net income in the first quarter 2005.  This would mark the first time in the company’s 10-year history that it would post net income in the first quarter.

As previously stated, for fiscal year 2005, iVillage expects to report revenues between $86.0 million and $87.0 million and EBITDA between $16.0 million and $17.0 million. The Company also expects to deliver net income between $11.0 million and $11.5 million for the full year 2005, excluding stock-based compensation expenses2. iVillage reserves the right to update its financial outlook at any time for any reason.

Company Highlights

•	Kicking off its 10-year anniversary, the Company recently relaunched iVillage.com. The redesigned site offers the latest trends and news for women, enhanced navigation and new, customizable features. Charter advertising partners include Cheerios®, Huggies®, L’Oréal Paris, Lowe’s Home Improvement, Kellogg’s® Special K®, Target Corporation, and Walgreens.

•	On January 10th, iVillage announced that it had acquired Healthology, Inc., a leading producer and distributor of streaming video health programs and physician-authored articles on the Internet. Healthology is also a leading syndicator of health content on the Web, actively distributing its content to over 4,500 Web sites, including leading news media organizations, online consumer portals, health foundations and medical associations.

•	The MSN® network announced that iVillage content would be featured on its new Health and Fitness Channel, which launched earlier this year. This is an expansion of the companies’ prior content publication agreement. iVillage continues to provide editorially relevant content to MSN’s women’s channel, MSN Women, in the categories of Beauty, Fashion & Style, Relationships, Home & Food, and Career & Money.

•	iVillage.com revenues grew 40% for the fourth quarter 2004 when compared to fourth quarter 2003 revenues.

•	During the fourth quarter 2004, iVillage added over 135 new advertisers/brands. New marketers, or those deepening their iVillage relationship by adding new brands, included, King Features, Kraft Foods, National Broadcasting Company, Pepsi-Cola Company, Procter & Gamble, Target Corporation, and Unilever, among others.

•	iVillage was named one of the 10 Top Online Publishers by MediaPost’s OMMA Magazine, formerly Media Magazine, in the February 2005 issue. iVillage was also named the Best Online Publisher in the “Women & Family/Health” category for the third year in a row.

Metrics

•	The iVillage Network is the 31st most visited Web site in the U.S. according to comScore Media Metrix[3]. With approximately 17 million unique monthly visitors, iVillage reaches over 10.5% of the total U.S. online population and approximately 14% of women 18+ online[4]. Visitors return nearly 3 times per month on average[5].

•	iVillage is the #1 women’s community site and the #4 community site overall on the Web[4].

•	At the end of the fourth quarter 2004, iVillage.com had approximately 12.7 million registered members[6].

•	iVillage delivered approximately 374 million average monthly page views during the fourth quarter 2004[7].

Conference Call

iVillage will hold a conference call to discuss its fourth quarter and year end 2004 financial results today at 8:30 AM (EST). The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Wednesday, February 9, 2005 until 9:30 AM (EST) on Wednesday, February 15, 2005. A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 374 million for the quarter ended December 31, 2004. In December 2004, according to comScore Media Metrix, The iVillage Network ranked 31st among the top 100 Web and Digital Media properties with approximately 16.9 million unique visitors in the United States and had an average reach of more than 10.5% of the total online population and approximately 14% of women 18+ online. Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers and (viii) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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CONTACTS:

iVillage Inc.	The Abernathy MacGregor Group
Carl Fischer	Carina Thate or Eliza Johnson
212.600.6502	212.371.5999
cfischer@mail.ivillage.com	cct@abmc.com / edj@abmac.com

1 To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses, such as lease restructuring charges and charges related to impairment of fixed assets. These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are important indicators management uses for planning and forecasting in future periods, for making financial and operating decisions and to establish certain executive compensation. Although iVillage believes, for the foregoing reasons, that its presentation of non-GAAP financial measures provides useful supplemental information to investors regarding its results of operations, these non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, iVillage’s financial measures prepared in accordance with GAAP. Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

2 Estimated stock-based compensation expenses are disclosed in iVillage’s periodic reports filed with the Securities and Exchange Commission.

3 The following affiliated properties and Web sites under iVillage.com: The Women’s Network (“The iVillage Network”) are measured by comScore Media Metrix: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage.co.uk, Americancapitalservices.com, Business Women’s Network, Cosmomag.com, Countrylivingmag.com, Gardenweb.com, Goodhousekeeping.com, Housebeautiful.com, Mail.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.

4 comScore Media Metrix, December 2004.

5 comScore Media Metrix custom report, December 2004.

6 iVillage internal statistics, three months ended December 31, 2004.

7 iVillage internal statistics, three months ended December 31, 2004.

iVillage Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended December 31,		Year ended December 31,

	2004	2003	2004	2003

Revenues	$18,200	$15,863	$66,903	$55,221

Operating expenses:
Editorial, product development and technology	6,639	6,662	28,903	28,842
Sales and marketing	5,352	4,929	19,022	19,963
General and administrative	2,994	3,019	11,227	13,314
Lease restructuring charge and related impairment of fixed assets	—	—	—	9,126
Depreciation and amortization	1,114	1,791	6,011	8,595
Impairment of goodwill, intangibles and fixed assets	—	—	—	4,029

Total operating expenses	16,099	16,401	65,163	83,869

Income (loss) from operations	2,101	(538)	1,740	(28,648)

Interest income, net	338	26	642	218
Other income, net	110	588	207	727
Gain on sale of joint venture interest	76	200	395	625

Income (loss) from continuing operations before income taxes and minority interest	2,625	276	2,984	(27,078)

Provision for income taxes	(307)	—	(307)	—
Minority interest	—	56	—	(51)

Income (loss) from continuing operations	2,318	332	2,677	(27,129)
Discontinued operations	69	—	69	—

Net income (loss)	$2,387	$332	$2,746	$(27,129)

Basic and diluted (per share data):

Income (loss) from continuing operations	$0.03	$0.01	$0.04	$(0.49)
Income from discontinued operations	—	—	—	—

Net income (loss)	$0.03	$0.01	$0.04	$(0.49)

Weighted-average shares of common stock outstanding used in computing basic net income (loss) per share	71,668	56,243	65,054	55,772

Weighted-average shares of common stock outstanding used in computing diluted net income (loss) per share	75,829	59,723	69,853	55,772

  iVillage Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2004	2003

ASSETS:

Current assets:
Cash and cash equivalents	$83,046	$15,823
Accounts receivable, net	9,708	7,517
Prepaid rent	318	318
Other current assets	3,740	3,520

Total current assets	96,812	27,178

Fixed assets, net	8,381	7,269
Goodwill and intangible assets, net	32,073	34,569
Prepaid rent, net of current portion	3,203	3,354
Other assets	79	158

Total assets	$140,548	$72,528

LIABILITIES and STOCKHOLDERS’ EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$10,142	$10,441
Deferred revenue	2,080	3,323
Other liabilities	168	334

Total current liabilities	12,390	14,098

Deferred rent, net of current portion	1,339	1,483

Total liabilities	13,729	15,581

Commitments and contingencies

Stockholders’ equity	126,819	56,947

Total liabilities and stockholders’ equity	$140,548	$72,528

iVillage Inc. and Subsidiaries
Quarterly Income Statement
($ in Million except for per share amounts)
(Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	FY 03	Mar-04	Jun-04	Sep-04	Dec-04	FY 04

Revenue	$12.592	$13.204	$13.562	$15.863	$55.221	$15.507	$16.498	$16.698	$18.200	$66.903
Growth q-q	-8%	5%	3%	17%		-2%	6%	1%	9%
Growth Y/y	-16%	-18%	-7%	16%	-7%	23%	25%	23%	15%	21%

Editorial, product development & technology	7.575	7.054	7.551	6.662	28.842	7.511	7.013	7.740	6.639	28.903
% of Revenues	60%	53%	56%	42%	52%	48%	43%	46%	36%	43%
Sales and marketing	5.525	5.033	4.476	4.929	19.963	4.385	4.723	4.562	5.352	19.022
% of Revenues	44%	38%	33%	31%	36%	28%	29%	27%	29%	28%
General and administrative	3.032	3.065	4.198	3.019	13.314	2.908	2.885	2.440	2.994	11.227
% of Revenues	24%	23%	31%	19%	24%	19%	17%	15%	16%	17%

Lease restructuring charge and severance and other related costs	—	4.025	5.101	—	9.126	—	—	—-	—	—
% of Revenues	0%	30%	38%	0%	17%	0%	0%	0%	0%	0%
Depreciation and amortization	2.723	2.225	1.856	1.791	8.595	1.804	1.953	1.140	1.114	6.011
% of Revenues	22%	17%	14%	11%	16%	12%	12%	7%	6%	9%
Impairment of goodwill, intangibles and fixed assets	—	4.029	—	—	4.029	—	—	—	—	—
% of Revenues	0%	31%	0%	0%	7%	0%	0%	0%	0%	0%

Total operating expenses	18.855	25.431	23.182	16.401	83.869	16.608	16.574	15.882	16.099	65.163
% of Revenues	150%	193%	171%	103%	152%	107%	100%	95%	88%	97%

(Loss) income from operations	(6.263)	(12.227)	(9.620)	(0.538)	(28.648)	(1.101)	(0.076)	0.816	2.101	1.740

Interest income, net	0.089	0.041	0.062	0.026	0.218	0.018	0.050	0.236	0.338	0.642
Other income, net	—	—	0.139	0.588	0.727	0.052	0.034	0.011	0.110	0.207
Gain on sale of joint venture interest	0.025	0.200	0.200	0.200	0.625	0.167	0.076	0.076	0.076	0.395
Provision for income taxes	—	—	—	—	—	—	—	—	(0.307)	(0.307)
Minority interest	0.013	(0.073)	(0.047)	0.056	(0.051)	—	—	—	—	—

(Loss) income from continuing operations	(6.136)	(12.059)	(9.266)	0.332	(27.129)	(0.864)	0.084	1.139	2.318	2.677
Discontinued operations	—	—	—	—	—	—	—	—	0.069	0.069

Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084	$1.139	$2.387	$2.746

Basic and diluted (per share data):
(Loss) income from continuing operations	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$—	$0.02	$0.03	$0.04
Income from discontinued operations	—	—	—	—	—	—	—	—	—	—

Net (loss) income	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$—	$0.02	$0.03	$0.04

Weighted average shares of common stock outstanding - basic	55.5	55.6	55.8	56.2	55.8	58.4	59.1	70.9	71.7	65.1
Weighted average shares of common stock outstanding - diluted	55.5	55.6	55.8	59.7	55.8	58.4	64.4	75.2	75.8	69.9

Additional Financial Information
Revenue from barter	0.975	0.975	1.057	0.981	3.988	0.844	1.119	1.204	1.363	4.530
% of Revenues	8%	7%	8%	6%	7%	5%	7%	7%	7%	7%

iVillage Inc. and Subsidiaries
Supplemental Financial Data
(in thousands)
(unaudited)

	Three months ended December 31,		Year ended December 31,

	2004	2003	2004	2003

EBITDA (loss) reconciliation:
Net income (loss)	$2,387	$332	$2,746	$(27,129)
Addback: Depreciation and amortization	1,114	1,791	6,011	8,595
Impairment of goodwill, intangibles and fixed assets	—	—	—	4,029
Interest income, net	(338)	(26)	(642)	(218)
Other income, net	(110)	(588)	(207)	(727)
Gain on sale of joint venture interest	(76)	(200)	(395)	(625)
Provision for income taxes	307	—-	307	—
Minority interest	—	(56)	—	51
Discontinued operations	(69)	—	(69)	—

EBITDA (loss)	$3,215	$1,253	$7,751	$(16,024)

EBITDA (loss) excluding certain one-time and/or non-cash charges reconciliation:
EBITDA (loss)	$3,215	$1,253	$7,751	$(16,024)
Addback: Lease restructuring charge and severance and other related costs	—	—	—	10,075

EBITDA (loss) excluding certain one-time and/or non-cash charges	$3,215	$1,253	$7,751	$(5,949)

Revenues by property:
iVillage.com (1)	$12,520	$8,964	$40,377	$31,290
Astrology.com	925	765	3,461	2,925
IVPN	2,921	4,064	18,662	16,606
PAG	1,834	2,070	4,403	4,400

Total revenues	$18,200	$15,863	$66,903	$55,221

(1) Included in iVillage.com revenues are iVillage.com, Promotions.com, Substance.com and Women.com properties and gURL.com, GardenWeb, iVillage Consulting and iVillage Solutions divisions.

Operating expenses excluding certain one-time and/or non-cash charges reconciliation:
Operating expenses	$16,099	$16,401	$65,163	$83,869
Exclude: Lease restructuring charge and severance and other related costs	—	—	—	10,075
Impairment of goodwill, intangibles and fixed assets	—	—	—	4,029

Operating expenses excluding certain one-time and/or non-cash charges	$16,099	$16,401	$65,163	$69,765

Q4 2004 EBITDA margin reconciliation (all amounts are stated as a percentage of Revenues):
Net income	13.12%
Addback: Depreciation and amortization	6.12%
Interest income, net	-1.86%
Other income, net	-0.60%
Gain on sale of joint venture interest	-0.42%
Provision for income taxes	1.69%
Discontinued operations	-0.38%

Q4 2004 EBITDA margin	17.66%

iVillage Inc. and Subsidiaries
Quarterly Supplemental Financial Data
($ in Million except for per share amounts)
(Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	FY 03	Mar-04	Jun-04	Sep-04	Dec-04	FY 04

EBITDA (loss) reconciliation:
Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084	$1.139	$2.387	$2.746
Addback: Depreciation and amortization	2.723	2.225	1.856	1.791	8.595	1.804	1.953	1.140	1.114	6.011
Impairment of goodwill, intangibles and fixed assets	—	4.029	—	—	4.029	—	—	—	—	—
Interest income, net	(0.089)	(0.041)	(0.062)	(0.026)	(0.218)	(0.018)	(0.050)	(0.236)	(0.338)	(0.642)
Other income, net	—	—	(0.139)	(0.588)	(0.727)	(0.052)	(0.034)	(0.011)	(0.110)	(0.207)
Gain on sale of joint venture interest	(0.025)	(0.200)	(0.200)	(0.200)	(0.625)	(0.167)	(0.076)	(0.076)	(0.076)	(0.395)
Minority interest	(0.013)	0.073	0.047	(0.056)	0.051	—	—	—	—	—
Provision for income taxes	—	—	—	—	—	—	—	—	0.307	0.307
Discontinued operations	—	—	—	—	—	—	—	—	(0.069)	(0.069)

EBITDA (loss)	$(3.540)	$(5.973)	$(7.764)	1.253	$(16.024)	$0.703	$1.877	$1.956	3.215	$7.751

EBITDA (loss) excluding certain one-time and/or non-cash charges reconciliation:
EBITDA (loss)	$(3.540)	$(5.973)	$(7.764)	$1.253	$(16.024)	$0.703	$1.877	$1.956	$3.215	$7.751
Addback: Lease restructuring charge and severance and other related costs	—	4.025	6.050	—	10.075	—	—	—	—	—

EBITDA (loss) excluding certain one-time and/or non-cash charges	$(3.540)	$(1.948)	$(1.714)	$1.253	$(5.949)	$0.703	$1.877	$1.956	$3.215	$7.751

Net (loss) income excluding certain one-time and/or non-cash charges reconciliation:
Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084	$1.139	$2.387	$2.746
Addback: Lease restructuring charge and severance and other related costs	—	4.025	6.050	—	10.075	—	—	—	—	—
Impairment of goodwill, intangibles and fixed assets	—	4.029	—	—	4.029	—	—	—	—	—

Net (loss) income excluding certain one-time and/or non-cash charges	$(6.136)	$(4.005)	$(3.216)	$0.332	$(13.025)	$(0.864)	$0.084	$1.139	$2.387	$2.746
Basic and diluted net (loss) income, excluding certain one-time and/or non-cash charges per share reconciliation:
Basic and diluted net (loss) income per share	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$0.00	$0.02	$0.03	$0.04
Addback: Lease restructuring charge and severance and other related costs	—	0.07	0.11	—	0.18	—	—	—	—	—
Impairment of goodwill, intangibles and fixed assets	—	0.07	—	—	0.07	—	—	—	—	—

Basic and diluted net (loss) income, excluding certain one-time and/or non-cash charges per share	$(0.11)	$(0.07)	$(0.06)	$0.01	$(0.23)	$(0.01)	$0.00	$0.02	$0.03	$0.04

Weighted average shares of common stock outstanding used in computing net (loss) income excluding certain one-time and/or non-cash charges per share
Basic	55.5	55.6	55.8	56.2	55.8	58.4	59.1	70.9	71.7	65.1
Diluted	55.5	55.6	55.8	59.7	55.8	58.4	64.4	75.2	75.8	69.9